Exhibit 10.16
EIGHTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
THIS EIGHTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (together with Exhibit A attached hereto, this “Amendment”) is dated as of December 19, 2022 (the “Effective Date”) and is made by and among TWFG HOLDING COMPANY, LLC, a Texas limited liability company (the “Borrower”), TWFG GENERAL AGENCY, LLC, a Texas limited liability company (“General Agency”), TWFG INSURANCE SERVICES, LLC, a Texas limited liability company (“TWFG Insurance” and together with General Agency, collectively, the “Guarantors”), and PNC BANK, NATIONAL ASSOCIATION (the “Bank”) under the Existing Agreement, as hereinafter defined (all such parties, the “Parties”).
RECITALS
WHEREAS, the Parties are parties to that certain Second Amended and Restated Credit Agreement, dated as of June 5, 2017 (as amended, supplemented, modified or restated prior to the date hereof, the “Existing Agreement”);
WHEREAS, certain loans, advances and/or other extensions of credit denominated in U.S. Dollars under the Existing Agreement bear interest or are permitted to bear interest, and have fees, commissions or other amounts based on the London Interbank Offered Rate administered by the ICE Benchmark Administration (“LIBOR”) in accordance with the terms and conditions of the Existing Agreement (the “Affected Loans”); and
WHEREAS, applicable parties under the Existing Agreement have determined that LIBOR hardwired replacement provisions that include a replacement waterfall that provides for a transition to a successor rate shall be incorporated into the Existing Agreement with respect to Affected Loans for all purposes under the Existing Agreement and under any other agreement, instrument, certificate or document (other than any derivative, swap agreement, hedge agreement or ISDA confirm or other analogous or similar document executed in connection with any interest rate hedging or swap transactions) executed and delivered in connection with the Existing Agreement (together with the Existing Agreement, each as amended, supplemented, modified or restated prior to the date hereof, collectively, the “Existing Documents”), subject to the terms and conditions set forth in this Amendment.
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the Parties covenant and agree as follows:
1.    Incorporation of Recitals. The foregoing recitals are incorporated herein by reference as if fully set forth herein.
2.    Certain Definitions. Capitalized terms used in this Amendment but not otherwise defined herein or in Exhibit A shall have the meanings assigned to such terms in the Existing Agreement. Capitalized terms used in Exhibit A that are also used in the Existing Agreement shall supplement (but not replace) the defined terms in the Existing Agreement with respect to Affected Loans, unless otherwise stated therein.
3.    Amendments. The Existing Agreement is hereby amended as set forth on Exhibit A attached hereto. Notwithstanding any provision of the Existing Agreement or any Existing Document to the contrary, the Parties hereby agree that the terms set forth on Exhibit A apply solely to Affected Loans on and after the Effective Date. For the avoidance of doubt, to the extent provisions in the Existing Agreement apply to Affected Loans and such provisions are not specifically addressed by Exhibit A, such provisions in the Existing Agreement shall continue to apply to Affected Loans from and after the Effective Date. In the event of a conflict between the terms of this Amendment and the terms of the Existing Agreement or any other Existing Document, the terms of this Amendment shall govern and control. For the further avoidance of doubt, the provisions of this Amendment supersede and govern any provisions of the Existing Agreement relating to benchmark replacements as they apply on and after the Effective Date.
4.    Representations and Warranties. The Borrower hereby represents and warrants that: (a) no Default (or similar defined term) or Potential Default exists or will exist immediately after giving effect to the transactions contemplated hereby, (b) all representations and warranties of Borrower contained in the Existing Agreement, in this Amendment and in the other Existing Documents are true and correct in all material respects (without duplication of any materiality qualifiers), (c) the execution, delivery and performance of this Amendment and any other document related hereto by the Borrower have been duly authorized by all necessary corporate or other organizational action, and (d) this Amendment and any other document related hereto have been duly executed and delivered by the Borrower.
5.    Limitation; Effect of Amendment; No Novation. No provision of the Existing Agreement or any other Existing Document is amended or waived in any way other than as provided herein. Except as expressly set forth herein, all of the terms of the Existing Agreement and the other Existing Documents shall be and remain in full force and effect and are hereby ratified and confirmed, and constitute the legal, valid, binding, and enforceable obligations of the parties thereto. As of the Effective Date, each reference in the Existing Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Existing Documents to the Existing Agreement (including, without limitation, by means of words like “thereunder,” “thereof”, “therein” and words of like import), shall mean and be a reference to the Existing Agreement as amended by this Amendment. The Borrower and each Guarantor hereby confirms that the Existing Agreement and each other Existing Document have at all times, since the date of the execution and delivery of such documents, remained in full force and effect and the obligations thereunder are continued as amended by this Amendment. The Borrower and each Guarantor acknowledges and agrees that the amendment of the Existing Agreement and each other Existing Document by this Amendment is not intended to constitute, nor does it constitute, a novation, interruption, suspension of continuity, satisfaction, discharge or termination of the obligations, loans, liabilities, or indebtedness under the Existing Agreement and each other Existing Document, and this Amendment, the Existing Agreement and each other Existing Document are entitled to all rights and benefits originally pertaining to the Existing Agreement and each other Existing Document.
6.    Reaffirmation of Guarantees and Security Interests. The Borrower and each Guarantor hereby acknowledges its receipt of a copy of this Amendment and its review of the terms and conditions hereof and consents to the terms and conditions of this Amendment and the transactions contemplated thereby. The Borrower and each Guarantor hereby (a) affirms and confirms, as applicable, its guarantees, pledges, grants and other undertakings under the Existing Agreement and each other Existing Document, each as amended by this Amendment, to which it is a party and (b) agrees that (i) the Existing Agreement and each other Existing Document, each as amended by this Amendment, to which it is a party continue to be in full force and effect and (ii) all guarantees, pledges, grants and other undertakings thereunder continue to be in full force and effect (with the same priority, as applicable) and accrue to the benefit of the applicable secured party or parties thereunder.
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7.    Further Assurances. The Borrower and each Guarantor agrees to execute such other documents, instruments and agreements and take such further actions reasonably requested by the Bank to effectuate the provisions of this Amendment.
8.    Counterparts; Effectiveness.
(a)    This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The Effective Date of this Amendment shall be completed by the Bank as of the date when this Amendment shall have been executed by the Parties.
(b)    The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act. The Parties agree that this Amendment may, at the Bank’s option, be in the form of an electronic record and may be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Bank of a manually signed paper signature page which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention.
9.    Section Headings. Section headings used in this Amendment are for convenience of reference only and shall not govern the interpretation of any of the provisions of this Amendment.
10.    Severability. The provisions of this Amendment are intended to be severable. If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.
11.    Fees and Costs. The Borrower will pay on demand all out-of-pocket fees, costs, and expenses of the Bank, including but not limited to the fees and expenses of outside counsel, in connection with the preparation, execution, and delivery of this Amendment.
12.    Governing Law, Etc. The terms of the Existing Agreement relating to governing law, submission to jurisdiction, waiver of venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the Parties agree to such terms.
13.    Ratification of Terms. The Borrower expressly ratifies and confirms the confession of judgment (if applicable) and dispute resolution, waiver of jury trial or arbitration provisions, as applicable, contained in the Existing Documents, all of which are incorporated herein by reference.
14.    Construction. Reference to this Amendment means this Amendment, together with Exhibit A attached hereto. Exhibit A is hereby incorporated into, and deemed to be part of, this Amendment.
[Signature Pages Follow]
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IN WITNESS WHEREOF, the Parties, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.

BORROWER:

TWFG HOLDING COMPANY, LLC,
a Texas limited liability company

By:	/s/ Richard F. Bunch, III
Name: Richard F. Bunch, III
Title: President

GUARANTORS:

TWFG GENERAL AGENCY, LLC,
a Texas limited liability company

By:	/s/ Richard F. Bunch, III
Name: Richard F. Bunch, III
Title: President

TWFG INSURANCE SERVICES, LLC,
a Texas limited liability company

By:	/s/ Richard F. Bunch, III
Name: Richard F. Bunch, III
Title: President
Signature Page to Eighth Amendment to Second Amended and Restated Credit Agreement

BANK:

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Cindy Young
Name: Cindy Young
Title: President
Signature Page to Eighth Amendment to Second Amended and Restated Credit Agreement

EXHIBIT A TO
EIGHTH AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
This Exhibit A (this “Exhibit”) to Eighth Amendment to Second Amended and Restated Credit Agreement (the “Amendment”) provides a mechanism for determining an alternative rate of interest in the event that the London interbank offered rate is no longer available or in certain other circumstances. The Bank does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBOR” (or any similar defined term) or with respect to any alternative or successor rate thereto, or replacement rate therefor. To the extent that any term or provision of this Exhibit is or may be inconsistent with any term or provision in the remainder of any Existing Document, the terms and provisions of this Exhibit shall control. Capitalized terms used in this Exhibit and not otherwise defined have the respective meanings given those terms in the Amendment to which this Exhibit is appended.
(a)    Announcements Related to LIBOR. On March 5, 2021, the ICE Benchmark Administration, the administrator of LIBOR (the “IBA”) and the U.K. Financial Conduct Authority, the regulatory supervisor for the IBA, announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-week, 1-month, 2-month, 3-month, 6-month and 12- month USD LIBOR tenor settings (collectively, the “Cessation Announcements”). The parties hereto acknowledge that, as a result of the Cessation Announcements, a Benchmark Transition Event occurred on March 5, 2021 with respect to USD LIBOR under clauses (1) and (2) of the definition of Benchmark Transition Event below; provided however, no related Benchmark Replacement Date occurred as of such date.
(b)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Existing Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then, (i) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Existing Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment or further action or consent of any other party hereto or to any other Existing Document; and (ii) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Existing Document in respect of any Benchmark setting at or after 5:00 p.m. (Eastern time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Borrower without any amendment hereto or to any other Existing Document, or further action or consent of the Borrower or any other party to any Existing Document.
(c)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Bank may make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Existing Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of the Borrower or any other party to any Existing Document.
(d)    Notices; Standards for Decisions and Determinations. The Bank will promptly notify the Borrower of (i) the implementation of any Benchmark Replacement, (ii) the effectiveness of any

Benchmark Replacement Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement, (iii) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (e) below and (iv) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Bank pursuant to this Exhibit, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non- occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from the Borrower or any other party to any Existing Document.
(e)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Existing Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Bank in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Bank may modify the definition of “Interest Period,” “Reference Period” or “Accrual Period” (or any similar terms that may appear in the Existing Documents) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Bank may modify the definition of “Interest Period,” “Reference Period” or “Accrual Period” (or any similar terms that may appear in the Existing Documents) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a loan bearing interest based on USD LIBOR or advance of, conversion to or continuation of a loan bearing interest based on USD LIBOR to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a loan or advance of or conversion to a loan or advance at the Fallback Rate. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component (if any) of the Fallback Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Fallback Rate.
(g)    Certain Defined Terms. As used in this Exhibit:
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate or is based on a term rate, any tenor for such Benchmark that is or may be used for determining such Benchmark or the length of an “Interest Period,” “Reference Period” or “Accrual Period” (or any period described by similar terms that may appear in the Existing Documents) under the terms of the Existing Documents as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period,” “Reference Period” or “Accrual Period” (or any similar terms that may appear in the Existing Documents) pursuant to paragraph (e) of this Exhibit, or (y) if the then-current Benchmark is not a term rate nor based on a term rate, any payment period for interest calculated with reference to such Benchmark under the terms of the Existing Documents as of such date. For the
Exhibit A, Page 2

avoidance of doubt, the Available Tenor for the “Daily LIBOR Rate” (if such rate appears in the Existing Documents) is one month.
“Benchmark” means, initially, USD LIBOR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to USD LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to paragraph (b) of this Exhibit.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Bank on the applicable Benchmark Replacement Date; provided, however, if (i) the Borrower has outstanding an interest rate swap with the Bank on the Benchmark Replacement Date to hedge, in whole or part, the floating rate risk under any credit facility evidenced by the Existing Documents (each such swapped credit facility, a “Swapped Facility”), and (ii) such swap incorporates LIBOR fallback provisions with a Daily Simple SOFR rate as the primary alternative fallback rate for USD LIBOR, then for such Swapped Facility only, the Benchmark Replacement alternative set forth in clause (1) below shall not apply to such Swapped Facility and the alternative set forth below in clause (2) shall be the first alternative:
(1)the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;
(2)the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment; and
(3)the sum of: (a) the alternate benchmark rate that has been selected by the Bank as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated or bilateral credit facilities at such time, and (b) the related Benchmark Replacement Adjustment;
provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Bank in its reasonable discretion. If a Benchmark Replacement as determined above would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes hereof and of the other Existing Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any Available Tenor for any setting of such Unadjusted Benchmark Replacement, the first applicable alternative set forth in the order below that can be determined by the Bank:
Exhibit A, Page 3

(1)for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the applicable amount(s) set forth below:

Available Tenor	Benchmark Replacement Adjustment*
One-Month	0.11448% (11.448 basis points)
Three-Months	0.26161% (26.161 basis points)
Six-Months	0.42826% (42.826 basis points)
* These values represent the ARRC/ISDA recommended spread adjustment values available here: https://assets.bbhub.io/professional/sites/10/IBOR-Fallbacks-LIBOR-Cessation_Announcement_20210305.pdf.
(2)for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Bank for the applicable Corresponding Tenor, giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated or bilateral credit facilities;
provided that, if the then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be the Available Tenor that has approximately the same length (disregarding business day adjustments) as the payment period for interest calculated with reference to such Unadjusted Benchmark Replacement.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” “Reference Period” or “Accrual Period” (or any similar terms that may appear in the Existing Documents), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Bank decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Bank in a manner substantially consistent with market practice (or, if the Bank decides that adoption of any portion of such market practice is not administratively feasible or if the Bank determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Bank decides is reasonably necessary in connection with the administration of the Existing Documents).
Exhibit A, Page 4

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Bank, which date shall promptly follow the date of the public statement or publication of information referenced therein.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)a public statement or publication of information by a Governmental Authority having jurisdiction over the Bank, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or a Governmental Authority having jurisdiction over the Bank announcing that
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all Available Tenors of such Benchmark (or such component thereof) are no longer representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Existing Document in accordance with this Exhibit, and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Existing Document in accordance with this Exhibit.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Bank in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Bank decides that any such convention is not administratively feasible for the Bank, then the Bank may establish another convention in its reasonable discretion.
“Fallback Rate” means the alternative rate of interest that would have been applicable under the terms of the Existing Documents (absent this Exhibit) if the Bank had given notice that USD LIBOR had become unavailable (or had otherwise exercised its rights under the Existing Documents relating to LIBOR unavailability) or, if no such alternative rate can be determined, the “Base Rate” or any similar rate referenced in the Existing Documents or, in the absence thereof, an alternative value or rate (which may include a spread adjustment) determined by the Bank in its discretion.
“Floor” means the minimum rate of interest, if any, provided under the terms of the Existing Documents with respect to USD LIBOR or, if no minimum rate of interest is specified, zero.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is USD LIBOR (other than the “Daily LIBOR Rate”), 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not USD LIBOR or is the “Daily LIBOR Rate,” the time determined by the Bank in its reasonable discretion.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
Exhibit A, Page 6

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“USD LIBOR” means, for purposes of this Exhibit only, any interest rate that is based on the London interbank offered rate for U.S. dollars.
Exhibit A, Page 7